Exhibit 10.2

Yuma Energy, Inc.

2014 LONG-TERM INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Participant:		(the “Participant”)

Notice:
You have been granted the following award of restricted shares of common stock, $0.001 par value per share (the “Common Stock”), of Yuma Energy, Inc., a Delaware corporation (the “Company”), in accordance with the terms of this Notice of Restricted Stock Award (this “Notice”), the Yuma Energy, Inc. 2014 Long-Term Incentive Plan, as assumed by the Company in October 2016, as in effect and as amended from time to time (the “Plan”), and the attached Restricted Stock Agreement (the “Agreement”).

Date of Grant:		(the “Grant Date”)

Number of Restricted Shares of Common Stock:		(the “Restricted Shares”)

Expiration Date:	The earlier to occur of: (a) the date on which all Restricted Shares have vested and (b) the tenth anniversary of the Grant Date (the “Expiration Date”).

Vesting Schedule:	No. of Restricted Shares	Vesting Date (each, a “Vesting Date”)

The vesting of the above Restricted Shares is subject to your continued service as a director of the Company or any of its subsidiaries through such Vesting Date, and upon the terms of this Notice, the Plan and the Agreement.

You, by your signature as the Participant below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Notice, (ii) understand that the award of Restricted Shares is granted under and governed by the terms and provisions of the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Compensation Committee of the Board of Directors of the Company with respect to matters arising under or relating to this Notice, the Agreement and the Plan.

	PARTICIPANT		YUMA ENERGY, INC.

By:		By:
Name:		Name:
Title:

YUMA ENERGY, INC.

RESTRICTED STOCK AGREEMENT

1. Award of Restricted Shares.  Yuma Energy, Inc., a Delaware corporation (the “Company”), hereby issues to Participant under the Yuma Energy, Inc. 2014 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), an award (the “Award”) of the number of restricted shares (the “Restricted Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company, set forth in the Notice of Restricted Stock Award (the “Notice”) attached to this Restricted Stock Agreement (this “Agreement”). This Agreement consists of the Notice and the terms and conditions of the Plan. Unless otherwise provided herein, capitalized terms herein will have the same meanings as in the Plan.

2. Vesting Schedule.

(a) Except as otherwise provided in this Agreement or the Plan, the Restricted Shares awarded by this Agreement are scheduled to vest in accordance with the vesting schedule set forth in the Notice; provided, however, no Restricted Shares shall vest after the Expiration Date. The Restricted Shares scheduled to vest on a Vesting Date will vest only if the Participant remains in continued service as a director of the Company or any of its subsidiaries through such Vesting Date. Should the Participant’s continued service as a director of the Company or any of its subsidiaries end (“Termination of Service”) at any time (the “Termination Date”), any unvested Restricted Shares will be immediately forfeited and reconveyed to the Company. However, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company may, in its discretion, vest any unvested Restricted Shares upon the Participant’s Termination of Service.

(b) Change of Control Event. Notwithstanding anything in this Agreement to the contrary; provided that the Participant is serving as a director of the Company or any of its subsidiaries at the time of a Change of Control Event, any Restricted Shares which are not vested shall fully vest upon such Change of Control Event, and all restrictions related thereto shall be lifted.

(c) All Restricted Shares held by the Participant which are not vested on the Termination Date pursuant to the provisions of Sections 2(a) or 2(b) shall be deemed forfeited and reconveyed to the Company. Concurrently with the execution and delivery of the Notice, the Participant shall deliver to the Company an executed stock power, in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of the Notice and the stock power, the Company, or any escrow agent the Company may appoint, and each of the Company’s authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Restricted Shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer. Participant will receive no payment for unvested forfeited Restricted Shares.

3. Delivery of Restricted Shares; Stockholder Rights. The unvested Restricted Shares set forth in the Notice will be issued and delivered to a book entry account maintained by the Company’s transfer agent. Thereafter, subject to the forfeiture provisions referenced in this Agreement or transfer by the Participant (in accordance with this Agreement and applicable law), the Participant shall be entitled to the rights and privileges of a stockholder of the Company in respect to such Restricted Shares, including the right to vote and receive dividends (subject to applicable tax withholding obligations) during the vesting period on the same basis as all other issued and outstanding shares of Common Stock.

4. Taxes.

(a)  Tax Liability.  The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of vested Restricted Shares. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(b) Payment of Withholding Taxes.   In the event required by federal, state or local law, the Company will have the right and is hereby authorized to withhold, and/or to require the Participant to pay upon the occurrence of the event triggering the requirement, any applicable withholding taxes in respect of the Restricted Shares, their grant, vesting or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash; (ii) electing to have the Company withhold otherwise then deliverable vested Restricted Shares having a fair market value equal to the minimum amount required to be withheld; (iii) delivering to the Company, vested and owned shares of Common Stock having a fair market value equal to the amount required to be withheld; or (iv) through any other lawful manner. The Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding. The Company shall withhold from any dividends paid during the vesting period only the amounts the Company is required to withhold to satisfy any applicable tax withholding requirements with respect to such dividends based on minimum statutory withholding rates for federal and state tax purposes, including any payroll taxes.

  5. Section 83(b) Election for Restricted Shares. In the event the Participant determines to make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (the “83(b) Election”), the Participant shall provide a copy of such form to the Company promptly following its filing, which is required under current law to be filed with the IRS no later than thirty (30) days after the Grant Date of the Restricted Shares. The Participant is advised to consult with his or her own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for any consequence of the Participant making an 83(b) Election or failing to make an 83(b) Election.

YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH YOU MAY RESIDE.

6. No Effect on Membership on the Board. Nothing contained in this Agreement shall confer upon the Participant the right to continue as a director of the Company or any of its subsidiaries.

7. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, Attn: Chief Financial Officer, at the Company’s headquarters, 1177 West Loop South, Suite 1825, Houston, Texas 77027, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Participant will be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.

8. Award is Not Transferable. The Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.

9. Restrictions.

(a) Restrictions on Sale of Securities. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), the Participant may not sell the shares received upon vesting of the Restricted Shares unless in compliance with Rule 144. Further, the Participant’s subsequent sale of the shares received upon the vesting of Restricted Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws. The Participant acknowledges and agrees that, prior to the sale of any vested Restricted Shares acquired under the Award; it is the Participant’s responsibility to determine whether or not such sale of such shares will subject the Participant to liability under insider trading rules or other applicable federal securities laws.

(b) Market Standoff Agreement. The Participant agrees in connection with any registration of the Company’s securities under the Securities Act that, upon the request of the Company or the underwriter(s) managing any registered public offering of the Company’s securities, the Participant will not sell or otherwise dispose of any shares of Common Stock acquired pursuant to this Agreement without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriter(s) and subject to all restrictions as the Company or the managing underwriter(s) may specify for employees, directors or other service provider stockholders generally. The Participant further agrees to enter into any agreement reasonably required by the underwriter(s) to implement the foregoing.

10. Binding Agreement. This Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

11. Conditions for Issuance of Shares Upon Vesting of Restricted Shares. The Company shall not be required to transfer on its books or otherwise issue any certificate or certificates upon the vesting of any Restricted Shares hereunder prior to fulfillment of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

12. Committee Authority. All actions taken and all interpretations and determinations made by the Committee will be final and binding upon the Participant, the Company and all other persons, and will be given the maximum deference permitted by law. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

13. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14.   Provisions Severable. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

15.   Entire Agreement. This Agreement, including the Notice, and the Plan constitute the entire understanding of the parties relating to the subjects covered herein. The Participant expressly warrants that he or she is not executing the Notice in reliance on any promises, representations or inducements other than those contained herein and in the Plan.

16.  Modifications to this Agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless made in writing signed by the Participant and a duly authorized officer of the Company. All modifications of or amendments to this Agreement must either (a) comply with Section 409A of the Code or (b) not cause this Award to be subject to Section 409A of the Code if this Award is not already subject to Section 409A of the Code.

17.   Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

18. Recoupment Policy. Notwithstanding the vesting terms of this Agreement, the Award is subject to any compensatory recovery (clawback) policy in effect at the time of each Vesting Date.

19.  Governing Law; Dispute Resolution.

(a) This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas, without regard to its conflict of law provisions.

(b) Any dispute arising out of, or relating to this Agreement or any breach hereof, shall be resolved by binding arbitration in Harris County, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The location of such arbitration in Harris County, Texas, shall be selected by the Company in its sole and absolute discretion. All costs and expenses, including attorneys’ fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses.

20. Data Protection. By accepting the Award, the Participant agrees and consents:

(a) to the collection, use, processing and transfer by the Company of certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, other information, details of the Restricted Shares granted to the Participant, and of Common Stock issued or transferred to the Participant pursuant to this Agreement (“Data”); and

(b) to the Company transferring Data to any subsidiary or affiliate of the Company for the purposes of implementing, administering and managing this Agreement; and

(c) to the use of such Data by any person for such purposes; and

(d) to the transfer to and retention of such Data by third parties in connection with such purposes.

21. Plan Governs. Except where explicitly stated in this Agreement, this Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern, unless the Committee shall determine otherwise.

22. Participant Acknowledgements. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and fully understands all provisions of this Agreement, including the Notice, and the Plan.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RESTRICTED SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUED SERVICE AS A DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES (NOT THROUGH THE ACT OF BEING GRANTED THIS AWARD OR ACQUIRING RESTRICTED SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE NOTICE, THE AGREEMENT NOR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S SERVICE AS A DIRECTOR WITH THE COMPANY OR ANY OF ITS SUBSIDIARIES.

EXHIBIT A

STOCK POWER

INSTRUCTIONS:

Please do not fill in any blanks other than the signature line and the printed name line. The purpose of the stock power is to enable the Company to exercise its options upon a forfeiture set forth in the Notice of Restricted Stock Award (including the Restricted Stock Agreement) without requiring additional signatures on the part of the Participant.

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Notice of Restricted Stock Award (including the Restricted Stock Agreement) between Yuma Energy, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Participant”) dated as of ___________________, the Participant, hereby sells, assigns and transfers to the Company, an aggregate of ___________ Restricted Shares of common stock, $0.001 par value per share, of the Company, standing in the Participant’s name on the books of the Company and are either represented by stock certificate number(s) ___________________________ to which this instrument is attached or entered into a book entry account maintained by the transfer agent of the Company, and hereby irrevocably constitutes and appoints _____________________ as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

Print Name